Exhibit 99.1

TIAA-CREF asset management ®

QUARTERLY ANALYSIS TIAA REAL ESTATE ACCOUNT

REA COMPOSITE INDEX COMPARISON
QUARTER ENDING JUNE 30, 2009

INTRODUCTION

The TIAA Real Estate Account (“Account”) is unique in that it offers TIAA-CREF’s retirement plan participants exposure to a portfolio of income producing real estate, diversified across property types and geographic locations. While the Account offers investors the opportunity to invest in income-producing real estate previously only available to large institutional investors, there are relatively few sources of returns that can be used as a direct comparison for assessing the performance of the Account. In addition, such comparisons are highly complex.

The quarterly analysis which follows is designed to provide both comparison and supplemental return information to aid investors in understanding the standard performance of the Account as calculated by TIAA-CREF relative to the real estate market returns as represented by NCREIF. Because of its complexity, this analysis is best explained to institutions by registered representatives of TIAA-CREF Individual & Institutional Services, LLC.

QUARTERLY ANALYSIS TIAA REAL ESTATE ACCOUNT

TIAA REAL ESTATE ACCOUNT COMPOSITE INDEX

The TIAA Real Estate Account Composite Index (“REA Composite Index”) is comprised of:

■	the total return for all real estate properties owned or managed in commingled open-end funds, as derived from the database of the National Council of Real Estate Investment Fiduciaries (“NCREIF”), an independent party (hereinafter, “NCREIF Open-end”).

■	the Dow Jones Wilshire Real Estate Securities Index for real estate securities, and

■	the iMoneyNet All-Taxable Average for short-term, cash-like investments.

The REA Composite Index composition is weighted among the above three components in a fixed 75%, 5% and 20% composition, respectively.

At this time we do not intend to add this Composite Index information to the Account’s prospectus.

COMPARISON BETWEEN THE TIAA-CREF CALCULATED ACCOUNT RETURNS AND THE REA COMPOSITE INDEX

A comparison between the standard performance of the Account as calculated by TIAA-CREF and the REA Composite Index typically results in differences stemming mainly from the different methodologies used in computing the performance of the properties held by the Account versus those in the NCREIF Open-end. The differences between the two approaches include:

FREQUENCY OF VALUATION AND APPRAISALS:

■	Property appraisals within the Account have historically been more frequent than those of most other NCREIF Open-end contributors. Until recently, each propertywithin the Account was appraised quarterly by MAIAppraisers - once by external independent appraisersand three times internally by our MAI appraisal staff.Effective Q2 2009, external third-party appraisals havebeen performed for each property on a quarterly basis.As such, the Account values each property at leastquarterly, and reflects changes in valuation throughout the quarter as they become available. While in recent months most of the NCREIF Open-end contributors have increased the frequency of their appraisals and reported changes in valuation, they have historically appraised properties annually and have typically reported valuation changes at the end of the fourth quarter.

TREATMENT OF LEVERAGE:

■	NCREIF properties are reported on an unlevered basis regardless of the actual debt placed on the properties. TIAA-CREF incorporates the effect of leverage in thestandard performance of the Account.

TIMING OF ACTIVITY:

■	Purchases and sales of properties are accounted for in the Account’s performance on the day they close, while NCREIF does not add a newly purchased property to the index until the end of the first full quarter if it has been appraised, or after the second full quarter. When a property in the index is sold, it is deleted in the following full quarter.

■	Income and capital expenditures are reflected in the Account’s performance throughout the quarter. NCREIF reflects these factors only at the end of each quarter.

Because of these differences, TIAA-CREF believes that in order to more closely compare the Real Estate Account’s returns to the REA Composite Index, the returns of the direct real estate property component of the Account must be calculated using the NCREIF methodology (“REA-NCREIF Calculation”).

REA-NCREIF CALCULATIONS

In order to compare the performance of the TIAA Real Estate Account with the returns of the REA Composite Index, the Account’s direct real estate property returns must first be calculated using NCREIF’s methodology. This is done for the Account by NCREIF under contract with TIAA-CREF. The Account’s direct real estate property returns as calculated by NCREIF are then combined with the TIAA-CREF calculated returns for the real estate securities and the short-term/cash portions of the Account. Once these steps are taken, the resulting Account performance (“TIAA REA-with NCREIF-Calculated Property Returns”) may be compared with the REA Composite Index.

QUARTERLY ANALYSIS TIAA REAL ESTATE ACCOUNT

The returns for the TIAA REA-with NCREIF-Calculated Property Returns and the REA Composite Index are calculated quarterly. (There is generally a four- to six-week lag in the reporting of the NCREIF calculation of the property components.) Once the NCREIF Calculated quarterly property return time series is available, TIAA-CREF computes quarterly twelve-quarter rolling average returns for the properties in both the Account and the REA Composite Index. The twelve-quarter rolling average is employed to smooth the distortion resulting from differences in appraisal timing and the timing of activity discussed above. NCREIF excludes the following from the REA-NCREIF Calculation of performance: foreign properties; properties held in geographically diverse portfolios within the Account; property types not included in the NCREIF universe but included in the Account; and newly-developed properties with less than one year’s operating history. Finally, historical results may be restated if the NCREIF Open-end data contributors, including TIAA, revise their historical information. Because the NCREIF Open-end as well as the other indices comprising the REA Composite Index are subject to revisions, we will use the most current return time series available to calculate the trailing returns reported in this document. Therefore, results for periods longer than one quarter reported in this document may differ from those reconstructed using previously reported data in the Quarterly REA Composite Index Comparison document.

RETURN DATA COMPARISON

The results for the TIAA Real Estate Account’s standard returns, the TIAA REA-with NCREIF-Calculated Property Returns and the REA Composite Index are reported below.

PERFORMANCE FOR THE PERIOD ENDING JUNE 30, 2009
	TOTAL RETURNS			ANNUAL AVERAGE RETURNS
						SINCE
	3 MONTHS	YTD	1 YEAR	3 YEAR	5 YEAR	INCEPTION[2]
TIAA Real Estate Account[1]	-9.96%	-17.49%	-29.84%	-5.24%	2.52%	5.06%
TIAA REA-with NCREIF-Calculated
Property Returns[3]	-0.27%	0.35%	4.46%	10.72%	11.09%	10.28%
REA Composite Index[4]	1.25%	0.23%	2.18%	9.00%	9.71%	9.58%

[1]	Standard performance returns for the Account based on actual changes in unit values as reported to Real Estate Account participants. The differences between the Account’s standard returns calculated by TIAA-CREF and the returns of the TIAA REA-with NCREIF-Calculated Property Returns are primarily due to the differences mentioned above under “Comparison between the TIAA-CREF Calculated Account Returns and the REA Composite Index”. The effects of these differences in methodology may be significant and should not be construed by investors as an accurate indication of the Account’s actual relative performance.

Estimated annual expenses: 1.01%. Note: We estimate expenses for the year based on projected expense and asset levels. Differences between estimated and actual expenses are adjusted quarterly and reflected in current investment results.

In recent quarters, the Account’s allocation to cash equivalents and marketable securities has at times been lower than normal. The Account has typically maintained an allocation to cash equivalents and marketable securities of between 15% and 25% of total assets, but in recent quarters, these liquid assets have comprised less than 10% of total assets.”

[2]	In order to be comparable with the inception timeframe of the TIAA REA-with NCREIF-Calculated Property Returns, the Account’s standard performance returns are calculated as of 10/1/1998, not 10/1/1995, the Account’s official inception date. This is necessary to allow the Account’s standard return inception to be comparable to that of the TIAA REA-with NCREIF-Calculated Property Returns, where the direct real estate property component is calculated using a twelve-quarter roll. The first twelve-quarter roll incorporates quarterly returns going back since Q1 1996, the first quarter of the REA-NCREIF Calculated direct real estate property returns.

[3]	The Real Estate Account’s performance with the direct real estate property component return calculated by NCREIF for the Account; calculation uses twelve quarter rolling average. The REIT and short-term/cash components of the return are calculated by TIAA-CREF.

[4]	Described above under “TIAA Real Estate Account Composite Index” and calculated using a twelve-quarter rolling average for the direct real estate component.

QUARTERLY ANALYSIS TIAA REAL ESTATE ACCOUNT

The performance data quoted represents past performance, and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit tiaa-cref.org/advisors or call 888 842-0318.

The TIAA Real Estate Account looks for favorable long-term returns through capital appreciation and rental income. In the past, real estate returns have shown little correlation to stock and bond returns, have been less volatile than stocks in particular, and have tended to provide a good hedge against inflation. The risks associated with real estate ownership, include fluctuations in property values, higher expenses or lower income than expected, and potential environmental problems and liability. For a more complete discussion of these and other risks, please consult the prospectus. TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc. distribute securities products.

You should consider the investment objectives, risks, charges and expenses carefully before investing. This presentation must be preceded or accompanied by a current prospectus. Please call 888 842-0318 or go to tiaa-cref.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing. For broker/dealer and financial advisor use only. Not for distribution to the general public.

The TIAA Real Estate Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the TIAA Real Estate Account has filed with the Securities and Exchange Commission for more complete information about the TIAA Real Estate Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the TIAA Real Estate Account, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800 842-2776.

TIAA Real Estate Account Prospectus:
http://www.tiaa-cref.org/pdf/prospectuses/realestate_prosp.pdf

© 2009 Teachers Insurance and Annuity Association – College Retirement Equities Fund (TIAACREF), 730 Third Avenue, New York, NY 10017-3206.

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